UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 30, 2022

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive

Fort Mill, South Carolina

29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2022, Domtar Corporation (the “Company”) announced that John D. Williams will retire from his position as President and Chief Executive Officer, effective June 30, 2023.

On November 30, 2022, the Company also announced the promotion of Steve Henry to the position of Executive Vice President and Chief Operating Officer (“EVP and COO”), effective as of November 28, 2022. As EVP and COO, Mr. Henry will lead the pulp, paper and packaging operations and commercial functions at Domtar, while Mr. Williams will continue to lead all corporate functions until his retirement.

Mr. Henry, age 50, has served as Senior Vice President Packaging of the Company since February 2021, leading the Company’s entry into the packaging business. He previously held the positions of Vice President, Strategy and Business Analysis, and General Manager at the Company’s Hawesville, KY pulp and paper mill. Prior to joining the Company in 2011, he held a variety of mill and corporate positions at Georgia-Pacific, Weyerhaeuser and International Paper.

On November 28, 2022, the Company and Mr. Henry agreed on Mr. Henry’s new compensation terms in connection with his promotion to EVP and COO. Mr. Henry will be paid an annual base salary of $500,000. He also will receive an annual cash bonus ranging from 0% to 130% of his base salary, based upon achievement of certain performance metrics established by the Board. Mr. Henry also will be entitled to an annual grant under the Company’s Long-Term Incentive program with a grant date value equal to 85% of his annual base salary.

Mr. Henry and the Company also have agreed to enter into a loan and compensation clawback agreement (the “Loan Agreement”). Pursuant to the Loan Agreement, the Company will loan Mr. Henry $1,000,000.00 for ten years at an annual interest rate equal to the applicable long-term federal rate. Mr. Henry’s obligation to repay principal and interest on the loan will be forgiven in either of the following circumstances: (1) 10% of the principal plus accrued interest will be forgiven for each year that Mr. Henry remains an employee, and (2) all of the remaining principal and accrued interest will be forgiven if Mr. Henry’s employment with the Company is either terminated because of his death or disability.

The foregoing summary does not constitute a complete description of, and is qualified in its entirety by reference to, the terms of the letter agreement between Mr. Henry and the Company, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibits

10.1	Letter Agreement between Steve Henry and Domtar Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Nancy Klembus
Name:	Nancy Klembus
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: November 30, 2022